                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D. C. 20549


                                    FORM 8-K

                 CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

                DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):
                                  MARCH 2, 2000

                               GENZYME CORPORATION
             (Exact name of registrant as specified in its charter)

          MASSACHUSETTS                       0-14680                       06-1047163
 (State or other jurisdiction of      (Commission file number)     (IRS employer identification
  incorporation or organization)                                              number)

               ONE KENDALL SQUARE, CAMBRIDGE, MASSACHUSETTS 02139
               (Address of Principal Executive Offices) (Zip Code)

               Registrant's telephone number, including area code:
                                 (617) 252-7500


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ITEM 5.  OTHER EVENTS.

         On March 2, 2000, the Board of Directors of Genzyme Corporation ("Genzyme") authorized, subject to the approval of Genzyme's stockholders, an amendment to Genzyme's Articles of Organization (its "charter") that would modify the terms of its Genzyme Molecular Oncology Division Common Stock, $0.01 par value per share (the "GZMO Stock"), Genzyme Surgical Products Division Common Stock, $0.01 par value per share (the "GZSP Stock") and Genzyme Tissue Repair Common Stock, $0.01 par value per share (the "GZTR Stock"). The general purpose of the amendment is to update the terms of Genzyme's tracking stock so that they include the types of rights and other terms contained in the more recently introduced tracking stocks of other companies. The principal issues addressed by the amendment are

     - modifying the provisions that govern mandatory distributions to division stockholders upon a sale of all or substantially all of a division's assets, such that stockholders will receive a distribution more accurately reflecting the value assigned to those assets by a third party purchaser;

     - permitting Genzyme to modify the terms of its tracking stock or to unwind its tracking stock structure without incurring the substantial costs and dilutive effects of exchanging its tracking stock at 30%, or some other, premium to its fair market value if, on the advice of tax counsel, the Board of Directors deems it desirable to take such action to avoid adverse tax consequences to Genzyme or its stockholders due to a change in tax laws affecting tracking stock; and

     - describing in more detail the information that must be contained in notices sent to stockholders regarding any exchange of or distribution on their common stock.

         The amendment proposal will be described in the proxy statement to be sent to Genzyme stockholders in connection with its 2000 Annual Meeting of Stockholders. Article IV of Genzyme's Articles of Organization as proposed to be amended and restated is filed herewith as Exhibit 99.1 and is incorporated herein by reference. The proposed amendment may be modified or abandoned by Genzyme prior to stockholder approval. The proposed amendment will become effective if approved by Genzyme's stockholders and filed with, and declared effective by, the Secretary of the Commonwealth of Massachusetts.

         In addition, Genzyme currently intends to convene a special meeting of Genzyme stockholders some time following the Annual Meeting. At the special meeting, Genzyme will ask its stockholders to consider and adopt a further amendment to Genzyme's charter. Specifically, it will ask stockholders to approve a charter amendment contemplating the creation of a new series of common stock (the "GZBX Stock") which will track a new division that Genzyme anticipates calling Genzyme Biosurgery. Genzyme Biosurgery will combine the assets and liabilities of Genzyme Surgical Products and Genzyme Tissue Repair with those of Biomatrix, Inc., with whom Genzyme has signed a merger agreement on March 6, 2000 (the "Merger Agreement"). Genzyme will also ask holders of the GZSP Stock and GZTR Stock to approve the transfer of the assets and liabilities of Genzyme Surgical Products and Genzyme Tissue Repair into Genzyme Biosurgery and the conversion of their shares of GZSP Stock and GZTR Stock into shares of GZBX Stock (the "Recapitalization"). The GZBX Stock is expected to have the same terms, rights and preferences as those of the GZMO Stock, GZSP Stock and GZTR Stock as proposed to be amended by the amendment described in this Form 8-K. For a fuller description of the Merger Agreement and Recapitalization, see Genzyme's Current Report on Form 8-K filed with the Securities and Exchange Commission on March 15, 2000.


                                       2
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ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

         (c)      EXHIBITS:

EXHIBIT
   NO.            DESCRIPTION
-------           -----------
99.1              Article IV of the Articles of Organization of Genzyme Corporation as proposed to be amended and restated.  Filed herewith.



                                    SIGNATURE

           Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       GENZYME CORPORATION

Dated:  March 22, 2000                 By: /s/ Peter Wirth
                                           ------------------------------------
                                           Peter Wirth
                                           Executive Vice President and Chief
                                           Legal Officer



                                       3

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                                  EXHIBIT INDEX

EXHIBIT
   NO.            DESCRIPTION
-------           -----------
99.1              Article IV of the Articles of Organization of Genzyme Corporation as proposed to be amended and restated. Filed herewith.